                                                                    EXHIBIT 99.1

                       FEDERAL PAPER BOARD COMPANY, INC.
                     THIS PROXY IS SOLICITED ON BEHALF OF
          THE BOARD OF DIRECTORS OF FEDERAL PAPER BOARD COMPANY, INC.
         PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS, MARCH 12, 1996

  The undersigned hereby appoints John R. Kennedy and Quentin J. Kennedy, and each of them, as proxy or proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Federal Paper Board Company, Inc. which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Shareholders of Federal Paper Board Company, Inc. to be held at Shearman & Sterling, 599 Lexington Avenue, 2nd Floor Conference Center, New York, New York 10022, at 9:30 a.m., local time, on March 12, 1996, and at any and all adjournments and postponements thereof, with respect to all matters set forth in the Proxy Statement/Prospectus dated February 9, 1996, and all supplements and amendments thereto and, in their discretion, upon all matters incident to the conduct of the Special Meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Proposal to approve the Restated and Amended Agreement and Plan of Merger, dated as of November 6, 1995 and amended as of February 8, 1996, among Federal Paper Board Company, Inc., International Paper Company
   ("International Paper") and Focus Merger Co., Inc., a wholly owned subsidiary of International Paper.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE.)

                          (continued from other side)

  Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and at the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting of Shareholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSAL 1 AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the Proxy Statement/Prospectus (with all enclosures and attachments) dated February 9, 1996, relating to the meeting.

  Please mark, sign, date and return this proxy in the enclosed white postage prepaid envelope as soon as possible, even if you plan to attend the Special Meeting.

                                                Dated: __________________, 1996

                                                _______________________________

                                                _______________________________
                                                         Signature(s)

                                                NOTE: Please sign this proxy
                                                exactly as your name appears
                                                hereon. Joint owners should
                                                each sign personally.
                                                Attorneys, administrators,
                                                trustees, guardians and others
                                                signing in a representative
                                                capacity should indicate this
                                                capacity. An authorized
                                                officer may sign on behalf of
                                                a corporation and should
                                                indicate the name of the
                                                corporation and his capacity.